UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

LHC GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South, Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LHCG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director

As previously disclosed, on February 11, 2021, W.J. “Billy” Tauzin decided to retire from  the Board of Directors (the “Board”) of LHC Group, Inc. (the “Company”) and not stand for re-election as a member of the Board.  Mr. Tauzin’s retirement will be effective at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 10, 2021.  Mr. Tauzin’s decision did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Tauzin currently serves as the Lead Director for the Company, as the Chair of the Nominating and Corporate Governance Committee, and as a member of the Compensation Committee and will retire from these roles when he retires from the Board.  In connection with Mr. Tauzin’s retirement, the Board has determined to reduce the size of the board from ten directors to nine directors, to be effective as of the Annual Meeting.

Updated Board Leadership and Committee Composition

As a result of Mr. Tauzin’s impending retirement from the Board and his position as Lead Director, the Board elected Cliff Holtz as the new Lead Director for the Company, to be effective as of the Annual Meeting.  Mr. Holtz will serve in such position until the earlier of his resignation or removal, or until his respective successor is duly elected and qualified.

Also in light of Mr. Tauzin’s impending retirement, the Board approved updates to the composition and leadership of each of the Board’s committees.  Effective as of the Annual Meeting, the committees’ membership will be as follows:

Audit Committee: Teri Fontenot (Chair), Brent Turner, Cliff Holtz and Earl Reed

Compensation Committee: Jon Goldberg (Chair), Monica Azare, Cliff Holtz and Earl Reed

Nominating and Corporate Governance Committee: Monica Azare (Chair), Cliff Holtz and Jon Goldberg

Corporate Development Committee: Brent Turner (Chair), Earl Reed, John Indest, Ron Nixon and Teri Fontenot Clinical Quality Committee: John Indest (Chair), Teri Fontenot, Jon Goldberg and Ron Nixon

A copy of the press release dated February 17, 2021, announcing Mr. Tauzin’s retirement is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events.

On February 11, 2021, the Board approved an amendment to the Company’s Corporate Governance Guidelines that establishes a new policy under which directors must retire upon reaching a certain age (the “Mandatory Retirement Age Policy”).  Under the Mandatory Retirement Age Policy and unless waived by the Board, directors will not be re-nominated to the Board if they turn 75 years of age prior to the annual meeting of stockholders; provided, however, that upon attaining the age of 75, a director may continue to serve until the annual meeting of shareholders at which such director’s term is set to expire.  The updated Corporate Governance Guidelines, incorporating the Mandatory Retirement Age Policy, are available in the “Governance Documents” section of the Company’s Investor website located at investor.lhcgroup.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated February 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: March 26, 2021	By:	/s/ Joshua L. Proffitt
		Name:	Joshua L. Proffitt
		Title:	President